As filed with the Securities Exchange Commission on May 16, 2018

Registration No. 333-208777

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact name of registrant as specified in its charter)

Utah	87-0285238
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1201 Dove Street, Suite 300
Newport Beach, California	92660
(Address of principal executive offices)	(Zip code)

Pacific Health Care Organization, Inc. 2005 Stock Option Plan
(Full title of the plans)

Copy to:
Tom Kubota	Ronald L. Poulton
Chairman and Chief Executive Officer	Richard T. Ludlow
1201 Dove Street, Suite 300	Poulton & Yordan
Newport Beach, California 92660	324 South 400 West, Suite 250
(949) 721-8272	Salt Lake City, Utah 84101
(801) 355-1341
(Name, address and telephone number, including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”  “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

The share number in the Explanatory Note below reflects adjustment of a four-shares-for-one-share forward stock split effected on April 5, 2018.

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-208777) (the “Registration Statement”) filed by Pacific Health Care Organization, Inc., a Utah corporation (the “Registrant”), with the Securities and Exchange Commission on December 28, 2015, which registered 200,000 shares of common stock, par values $0.001 (“Common Stock”), of the Registrant to be issued pursuant to the Pacific Health Care Organization, Inc. 2005 Stock Option Plan (the “2005 Plan”).

This Post-Effective Amendment is being filed to withdraw and remove from registration any unissued and unsold shares of Common Stock in the 2005 Plan previously registered by the Registrant pursuant to the Registration Statement.  The 2005 Plan was terminated on May 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport Beach, State of California, on May 16, 2018.

PACIFIC HEALTH CARE ORGANIZATION, INC.

By:	/s/ Tom Kubota
Tom Kubota
Chairman and Chief Executive Officer

Note:  No other person is required to sign the post-effective amendment to the registration statement in reliance upon Rule 478 of the Securities Act of 1933, as amended.